Dupont Direct Announces Name and Symbol Change

(The following is a reformatted version of a press release issued by Dupont Direct Financial Holdings, Inc.)

Dupont Direct Announces Name and Symbol Change

New York, NY March 10, 2000 Dupont Direct Financial Holdings, Inc. announces a change in name to Dupont Direct Financial Holdings, Inc. from FAB Global, Inc. In addition there has been a change in symbol to OTCBB:
DIRX from OTCBB: FABV

For more information contact:
Jon Bloomberg
(917) 320-4800

(IM) PN
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-0- (CRL) Mar/14/2000 10:56